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                                                                      Exhibit 16

May 19, 2000
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Pharmacia Corporation dated May 19, 2000.


Yours truly,


/s/ DELOITTE & TOUCHE LLP